PRICING SUPPLEMENT NO. 43                                       Rule 424(b)(3)
DATED: July 10, 2000                                        File No. 333-31980
(To Prospectus dated March 17, 2000,
and Prospectus Supplement dated March 17, 2000)

                                 $9,027,683,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:             Floating Rate Notes [  ] Book Entry Notes [x]
$305,000,000

Original Issue Date:          Fixed Rate Notes [x]     Certificated Notes [  ]
7/13/2000

Maturity Date: 7/12/2002      CUSIP#: 073928QR7

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate: 7.350%

Interest Payment Dates: 1/12/2001, 7/12/2001, 1/12/2002 and 7/12/2002.

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:

[  ]  Commercial Paper Rate              Minimum Interest Rate:

[  ]  Federal Funds Rate                 Interest Reset Date(s):

[  ]  Treasury Rate                      Interest Reset Period:

[  ]  LIBOR Reuters                      Interest Payment Date(s):

[  ]  LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.